BIOMETRX, INC.
NONQUALIFIED STOCK OPTION AGREEMENT

This Stock Option Agreement is made by and between bioMETRX, Inc., a corporation formed under the laws of the State of Delaware (the “Company”), and the individual (“Optionee”) specified on the attached Notice of Grant of Stock Options and Option Agreement (the “Notice”).

WITNESSETH:

WHEREAS, the Optionee is the Chief Operating Officer of the Company whose services are valuable to the Company; and

WHEREAS, the Company considers it desirable and in its best interest that the Optionee be provided an inducement to acquire an ownership interest in the Company and an additional incentive to advance the interest of the Company through the grant of an option to purchase shares of the $.001 par value common stock of the Company.

NOW, THEREFORE, in consideration of the premises contained herein, it is agreed as follows:

(1) Grant of Option. Subject to the terms and conditions contained herein, the Company hereby grants the Optionee the right, privilege and option (the “Option”) to purchase the number of shares specified in the attached Notice of the $.001 par value common stock of the Company at a price per share specified in the attached Notice.

(2) Term and Vesting of Option. The term of the Option shall be five (5) years (“Term”) from the date of this Agreement and, subject to the terms and provisions hereof. The Option shall vest and Optionee may exercise the Option in accordance with the vesting schedule specified in the attached Notice and within the Term. Subject to the foregoing, the Option may be exercised in whole or in part with respect to all or any portion of the shares to which it relates.

(3) Method of Exercise. The Option may be exercised in the following manner(s):

(a) The Option shall be exercised by the transmittal of written notice thereof to the Company at its principal place of business. Such notice shall specify the number of shares which the Optionee elects to purchase, shall be signed by the Optionee and shall be accompanied by payment of the purchase price for the shares which the Optionee elects to purchase. Such payment may be made in whole or in part (i) in cash or (ii) by authorizing a Company-approved third party to sell the shares (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire purchase price and any tax withholding resulting from such exercise. The Company may instruct the broker to deposit the entire sale proceeds into a Company owned account for further distribution to the Optionee, net of the entire purchase price and any tax withholding resulting from such exercise.

(b) Notwithstanding anything to the contrary contained in Section 3(a), this Option may be exercised by presentation and surrender of this Option to the Company at its principal executive offices with a written notice of the Optionee’s intention to effect a cashless exercise, including a calculation of the number of shares of common stock to be issued upon such exercise in accordance with the terms hereof (a “Cashless Exercise”). In the event of a Cashless Exercise, in lieu of paying the exercise price in cash, the Optionee shall surrender this Option for that number of shares of common stock determined by multiplying the number of Option Shares to which it would otherwise be entitled by a fraction, the numerator of which shall be the difference between the then current market price per share of the common stock and the exercise price, and the denominator of which shall be the then current market price of common stock. For example, if the Optionee is exercising 100,000 Options with a per-Option exercise price of $0.75 per share through a Cashless Exercise, when the common stock’s current market price is $2.00 per share, that upon such Cashless Exercise the holder will receive 62,500 shares of common stock.

(4) Termination of Option. The Option shall terminate on the earliest to occur of the following:

(a) The expiration date set forth on the Notice or five (5) years from the date of this Agreement.

(b) Three (3) months after the termination of the Optionee’s employment with the Company, unless such termination is the result of disability, death or retirement.

(c) In the case of termination as a result of disability or death, one (1) year after the date of such termination.

(d) In the case of termination as a result of retirement (as determined by the Company’s Board of Directors in its sole discretion), three (3) years after the date of such termination.

(5) Rights Prior to Exercise of Option. The Optionee shall have no rights as a stockholder with respect to the shares of stock subject to the Option until the exercise of his rights hereunder and the issuance and delivery to Optionee of a certificate or certificates evidencing such shares.

(6) Transferability. Except as otherwise provided in this Section, the Option is not transferable other than by will or the laws of descent and distribution, and the Option may be exercised, during the lifetime of the Optionee, only by the Optionee. However, the Optionee, with the approval of the Company’s Board of Directors, may transfer the Option for no consideration to or for the benefit of the Optionee’s Immediate Family (including, without limitation, to a trust for the benefit of the Optionee’s Immediate Family or to a partnership or limited liability company for one or more members of the Optionee’s Immediate Family), subject to such limits as the Board of Directors may establish, and the transferee shall remain subject to all the terms and conditions applicable to the Option prior to such transfer. The forgoing right to transfer the Option shall apply to the right to consent to amendments to this Agreement. The term “Immediate Family” shall mean the Optionee’s spouse, parents, children, stepchildren, adoptive relationships, sisters, bothers and grandchildren (and, for this purpose, shall also include the Optionee).

(7) No Right to Future Grants; Extraordinary Item of Compensation. By entering into the Notice and Stock Option Agreement, the Optionee acknowledges: (i) that the grant of the Option is a one-time benefit which does not create any contractual or other right to receive future grants of options, or benefits in lieu of options; (ii) that all determinations with respect to any such future grants, including, but not limited to, the times when options shall be granted, the number of shares subject to each option, the option price, and the time or times when each option shall be exercisable, will be at the sole discretion of the Company; (iii) that the Optionee’s acceptance of this option is voluntary; (iv) that the value of the option is an extraordinary item of compensation which is outside the scope of the Optionee’s employment contract, if any; and (v) that the Option is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

(8) Data Privacy. By entering into the Notice and Stock Option Agreement, the Optionee: (i) authorizes the Company and Subsidiary, and any agent of the Company and Subsidiary, to disclose to the Company or any of its subsidiaries such information and data as the Company or any such subsidiary shall request in order to facilitate the grant of options; (ii) waives any data privacy rights he or she may have with respect to such information; and (iii) authorizes the Company and Subsidiary to store and transmit such information in electronic form.

(9) Applicable Laws and Consent to Jurisdiction. The validity, construction, interpretation and enforceability of this Agreement shall be determined and governed by the laws of the State of State without giving effect to the principles of conflicts of laws. For the purpose of litigating any dispute that arises under this Agreement, the parties hereby consent to exclusive jurisdiction in the State of New York and agree that such litigation shall be conducted in the courts of Nassau County, New York or the federal courts of the United States for Nassau County, New York.

(10) Severability. The provisions of this Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provision to the extent enforceable in any jurisdiction, shall nevertheless be binding and enforceable.

(11) Waiver. The waiver by the Company of a breach of any provision of this Agreement by Optionee shall not operate or be construed as a waiver of any subsequent breach by Optionee.

(12) Binding Effect. The provisions of this Agreement shall be binding upon the parties hereto, their successors and assigns, including, without limitation, the estate of the Optionee and the executors, administrators or trustees of such estate and any receiver, trustee in bankruptcy or representative of the creditors of the Optionee.

bioMETRX, Inc.	Date

Optionee	Date

NOTICE OF GRANT OF STOCK OPTIONS

Name	No. of Options	Exercise Price	Expiration Date	Vesting